EXHIBIT 99.A

EARNINGS RELEASE

April 24, 2023

Contact:	Lance A. Sellers
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER 2023 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported first quarter 2023 results with highlights as follows:

First quarter 2023 highlights:

•	Net earnings were $3.2 million or $0.58 per share and $0.56 per diluted share for the three months ended March 31, 2023, as compared to $3.5 million or $0.63 per share and $0.61 per diluted share for the same period one year ago.
•	Cash dividends were $0.34 per share during the three months ended March 31, 2023, as compared to $0.33 per share for the same period one year ago.
•	Total loans were $1.1 billion at March 31, 2023, as compared to $1.0 billion at December 31, 2022.
•	Non-performing assets were $3.6 million or 0.23% of total assets at March 31, 2023, compared to $3.7 million or 0.23% of total assets at December 31, 2022.
•	Total deposits were $1.4 billion at March 31, 2023 and December 31, 2022.
•	Core deposits, a non-GAAP measure, were $1.4 billion or 96.33% of total deposits at March 31, 2023, compared to $1.4 billion or 97.84% of total deposits at December 31, 2022.
•	Net interest margin was 3.77% for the three months ended March 31, 2023, compared to 2.79% for the three months ended March 31, 2022.

Net earnings were $3.2 million or $0.58 per share and $0.56 per diluted share for the three months ended March 31, 2023, as compared to $3.5 million or $0.63 per share and $0.61 per diluted share for the prior year period.  Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in first quarter net earnings to a decrease in non-interest income, an increase in non-interest expense and an increase in the provision for credit losses, which were partially offset by an increase in net interest income, compared to the prior year period, as discussed below.

Net interest income was $14.3 million for the three months ended March 31, 2023, compared to $10.7 million for the three months ended March 31, 2022.  The increase in net interest income is due to a $5.5 million increase in interest income, partially offset by a $1.8 million increase in interest expense.  The increase in interest income is due to a $3.1 million increase in interest income and fees on loans,a $272,000 increase in interest income on balances due from banks and a $2.1 million increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $600,000 decrease in fee income on SBA PPP loans.  The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve  The increase in interest income on investment securities is primarily due to higher yields on securities purchased after March 31, 2022.  The increase in interest expense is primarily due to an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for loan losses was $14.1 million for the three months ended March 31, 2023, compared to $10.6 million for the three months ended March 31, 2022.  The provision for credit losses for the three months ended March 31, 2023 was $224,000, compared to $71,000 for the three months ended March 31, 2022.  The increase in the provision for credit losses is primarily attributable to an increase in loan balances and qualitative adjustments for economic conditions and other factors.

Non-interest income was $3.6 million for the three months ended March 31, 2023, compared to $7.0 million for the three months ended March 31, 2022.  The decrease in non-interest income is primarily attributable to a $2.5 million net loss on the sale of securities and a $1.4 million decrease in appraisal management fee income due to a decrease in appraisal volume.  The securities sale transaction was executed in January and February 2023 to reduce risk in the investment portfolio provided by favorable conditions that had developed for municipal securities in the first quarter of 2023, and to provide the Bank with more flexibility to support loan growth and reduce the need for other borrowings.

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Non-interest expense was $13.7 million for the three months ended March 31, 2023, compared to $13.3 million for the three months ended March 31, 2022.  The increase in non-interest expense is primarily attributable to a $651,000 increase in salaries and employee benefits expense primarily due to a reduction in loan origination costs due to lower loan demand and an increase in  supplemental retirement plan expense, as well as a $734,000 increase in other non-interest expenses primarily due to an increase in deferred compensation expense, which were partially offset by a $1.1 million decrease in appraisal management fee expense due to a decrease in appraisal volume.

Income tax expense was $851,000 for the three months ended March 31, 2023, compared to $848,000 for the three months ended March 31, 2022.  The effective tax rate was 21.15% for the three months ended March 31, 2023, compared to 19.72% for the three months ended March 31, 2022.

Total assets were $1.6 billion as of March 31, 2023 and December 31, 2022.  Available for sale securities were $399.1 million as of March 31, 2023, compared to $445.4 million as of December 31, 2022.  Total loans were $1.1 billion as of March 31, 2023, compared to $1.0 billion as of December 31, 2022.

Non-performing assets were $3.6 million or 0.23% of total assets at March 31, 2023, compared to $3.7 million or 0.23% of total assets at December 31, 2022.  Non-performing assets include $3.6 million in commercial and residential mortgage loans and $3,000 in other loansat March 31, 2023, compared to $3.7 million in commercial and residential mortgage loans and $8,000 in other loans at December 31, 2022.

On January 1, 2023, the Company adopted Accounting Standards Codification (“ASC”) 326 (“CECL”), which replaced incurred loss methodology with current expected loss methodology.  This new guidance resulted in an initial reduction to retained earnings of $838,000, net of tax, due to a $1.1 million increase in the allowance for credit losses, comprised of a $2.3 million increase in the allowance for credit losses on unfunded commitments and a $1.2 million decrease in the allowance for credit losses on loans.  The allowance for credit losses on loans was $9.6 million or 0.92% of total loans at March 31, 2023, compared to $10.5 million or 1.02% at December 31, 2022.  The allowance for credit losses on unfunded commitments was $2.1 million at March 31, 2023 in the Company’s CECL calculation, compared to zero at December 31, 2022 in the Company’s incurred loss calculation.  Management believes the current level of the allowance for credit losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at March 31, 2023 and December 31, 2022.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.4 billion at March 31, 2023 and December 31, 2022.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s funding base.  Certificates of deposit in amounts of $250,000 or more totaled $51.7 million at March 31, 2023, compared to $31.0 million at December 31, 2022.  Other time deposits totaled $116.6 million at March 31, 2023, compared to $67.0 million at December 31, 2022.  The increases in certificates of deposit in amounts of $250,000 or more and other time deposits are primarily due to promotional rates offered on select certificates of deposit products during the first quarter of 2023.

Securities sold under agreements to repurchase were $39.5 million at March 31, 2023, compared to $47.7 million at December 31, 2022.  Junior subordinated debentures were $15.5 million at March 31, 2023 and December 31, 2022.  Shareholders’ equity was $114.8 million, or 7.16% of total assets, at March 31, 2023, compared to 105.2 million, or 6.49% of total assets, at December 31, 2022.  The increase in shareholders’ equity is primarily due to a decrease in the unrealized loss on investment securities available for sale due to rate changes between December 31, 2022 and March 31, 2023.

Peoples Bank operates 17 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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CONSOLIDATED BALANCE SHEETS
March 31, 2023, December 31, 2022 and March 31, 2022
(Dollars in thousands)

	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$40,100	$50,061	$47,462
Interest-bearing deposits	42,921	21,535	257,644
Cash and cash equivalents	83,021	71,596	305,106

Investment securities available for sale	399,148	445,394	408,037
Other investments	2,628	2,656	3,569
Total securities	401,776	448,050	411,606

Mortgage loans held for sale	417	211	885

Loans	1,050,871	1,032,608	889,758
Less: Allowance for credit losses on loans	(9,617)	(10,494)	(9,426)
Net loans	1,041,254	1,022,114	880,332

Premises and equipment, net	18,194	18,205	15,658
Cash surrender value of life insurance	17,806	17,703	17,401
Accrued interest receivable and other assets	40,224	43,048	31,671
Total assets	$1,602,692	$1,620,927	$1,662,659

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$502,702	$523,088	$553,185
Interest-bearing demand, MMDA & savings	742,473	814,128	816,779
Time, $250,000 or more	51,701	31,001	25,516
Other time	116,565	66,998	73,255
Total deposits	1,413,441	1,435,215	1,468,735

Securities sold under agreements to repurchase	39,535	47,688	34,823
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	19,469	17,365	18,193
Total liabilities	1,487,909	1,515,732	1,537,215

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,637,021 at 3/31/23, 5,636,830 shares at 12/31/22,
5,656,030 shares at 3/31/22	52,642	52,636	53,147
Common stock held by deferred compensation trust,
at cost; 158,356 shares at 3/31/23, 169,094 shares
at 12/31/22, 163,883 shares at 3/31/22	(1,837)	(2,181)	(2,042)
Deferred compensation	1,837	2,181	2,042
Retained earnings	100,565	100,156	90,543
Accumulated other comprehensive loss	(38,424)	(47,597)	(18,246)
Total shareholders' equity	114,783	105,195	125,444

Total liabilities and shareholders' equity	$1,602,692	$1,620,927	$1,662,659

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CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2023 and 2022

(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$12,883	$9,742
Interest on due from banks	383	111
Interest on investment securities:
U.S. Government sponsored enterprises	2,639	511
State and political subdivisions	862	943
Other	34	22
Total interest income	16,801	11,329

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	1,488	403
Time deposits	516	146
Junior subordinated debentures	248	75
Other	211	39
Total interest expense	2,463	663

NET INTEREST INCOME	14,338	10,666
PROVISION FOR CREDIT LOSSES	224	71
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	14,114	10,595

NON-INTEREST INCOME:
Service charges	1,341	1,168
Other service charges and fees	182	193
Loss on sale of securities	(2,488)	-
Mortgage banking income	93	200
Insurance and brokerage commissions	228	240
Appraisal management fee income	2,094	3,506
Miscellaneous	2,161	1,739
Total non-interest income	3,611	7,046

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,500	5,849
Occupancy	2,014	1,916
Appraisal management fee expense	1,650	2,772
Other	3,538	2,804
Total non-interest expense	13,702	13,341

EARNINGS BEFORE INCOME TAXES	4,023	4,300
INCOME TAXES	851	848

NET EARNINGS	$3,172	$3,452

PER SHARE AMOUNTS
Basic net earnings	$0.58	$0.63
Diluted net earnings	$0.56	$0.61
Cash dividends	$0.34	$0.33
Book value	$20.95	$22.84

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FINANCIAL HIGHLIGHTS

For the three months ended March 31, 2023 and 2022

(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2023	2022	2022
	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$476,250	$413,315	$467,484
Loans	1,037,124	885,159	949,175
Earning assets	1,548,932	1,562,177	1,601,168
Assets	1,596,788	1,642,141	1,663,665
Deposits	1,417,408	1,438,651	1,480,113
Shareholders' equity	109,250	138,604	123,886

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.77%	2.79%	3.22%
Return on average assets	0.81%	0.85%	0.97%
Return on average shareholders' equity	11.78%	10.10%	13.01%
Average shareholders' equity to total average assets	6.84%	8.44%	7.45%

	March 31, 2023	March 31, 2022	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$9,617	$9,426	$10,494
Allowance for credit losses on unfunded commitments	2,074	-	-
Provision for credit losses (2)	224	71	1,472
Charge-offs (2)	(166)	(160)	(752)
Recoveries (2)	82	160	419

ASSET QUALITY:
Non-accrual loans	$3,644	$3,309	$3,728
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,644	$3,309	$3,728
Non-performing assets to total assets	0.23%	0.20%	0.23%
Allowance for credit losses on loans to non-performing assets	263.91%	284.86%	281.49%
Allowance for credit losses on loans to total loans	0.92%	1.06%	1.02%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.26%	0.46%	0.45%
Risk Grade 2 (high quality)	20.30%	19.33%	19.70%
Risk Grade 3 (good quality)	72.83%	71.39%	73.03%
Risk Grade 4 (management attention)	5.53%	7.25%	5.49%
Risk Grade 5 (watch)	0.50%	0.83%	0.68%
Risk Grade 6 (substandard)	0.58%	0.74%	0.65%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At March 31, 2023, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade ($1.6 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2) For the three months ended March 31, 2023 and 2022 and the year ended December 31, 2022.

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